Byrna Technologies Inc. S-1

Exhibit 10.3

BYRNA TECHNOLOGIES, INC. 2020 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This Nonqualified Stock Option Award Agreement (this “Agreement”) is made and entered into as of [DATE] by and between Byrna Technologies, Inc., a Delaware corporation (the “Company”) and [EMPLOYEE/CONSULTANT/NON-EMPLOYEE DIRECTOR NAME] (the “Participant”).

Date of Grant:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

1.                  Grant of Option.

1.1              Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of Common Shares of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2020 Equity Incentive Plan (the “Plan”). The Option is intended to be a Nonqualified Stock Option and not an “incentive stock option” within the meaning of Section 422 of the Code.

1.2              Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.                  Exercise Period; Vesting.

2.1              Vesting Schedule. The Option will become vested and exercisable with respect to [NUMBER] shares on [VESTING SCHEDULE] until the Option is 100% vested. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of employment or service.

2.2              Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.                  Termination of Employment or Service.

3.1              Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s employment or service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Participant’s employment or service, or (b) the Expiration Date.

3.2              Termination for Cause. If the Participant’s employment or service is terminated by the Company for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3              Termination due to Disability. If the Participant’s employment or service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date 12 months following the Participant’s termination of employment or service, or (b) the Expiration Date.

3.4              Termination due to Death. If the Participant’s employment or service terminates as a result of the Participant’s death, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of (a) the date 12 months following the Participant’s death, or (b) the Expiration Date.

3.5              Extension of Termination Date. If following the Participant’s termination of employment or service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is 30 days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.

4.                  Manner of Exercise.

4.1              Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2              Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)               in cash or by certified or bank check at the time the Option is exercised;

(b)               by reducing the number of Common Shares otherwise deliverable upon exercise of such Option with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(c)               by any combination of the foregoing methods; or

(d)               in any other form of legal consideration that may be acceptable to the Committee.

4.3              Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by tendering a cash payment. The Company has the right to withhold from any compensation paid to a Participant.

4.4              Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the Common Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.                  No Right to Continued Employment or Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s employment or service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Common Shares subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

6.                  Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect. Notwithstanding the foregoing, the Option may be transferred to a Permitted Transferee upon written approval of the Committee.

7.                  Change in Control.

7.1              Acceleration of Vesting. Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the Option.

7.2              Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least 10 days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per Common Share received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a Common Share in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

8.                  Adjustments. The Common Shares subject to the Option may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

9.                  Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise, and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.              Compliance with Law. The exercise of the Option and the issuance and transfer of Common Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed. No Common Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.              Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.              Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

13.              Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

14.              Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.              Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

16.              Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.              Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

18.              Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

19.              No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21.              Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BYRNA TECHNOLOGIES, INC.

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PARTICIPANT

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